BBX Capital Corporation Reports Financial Results

For the Second Quarter, 2019

FORT LAUDERDALE, Florida – August 7,  2019 -- BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended June 30, 2019.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2019 Compared to Second Quarter 2018:

•	Total consolidated revenues of $251.3 million vs. $243.2 million
•

Net (loss) income attributable to shareholders of ($11.6 million) vs. $6.5 million.   Results for the second quarter of 2019 reflect a charge of $39.1 million as a result of Bluegreen’s settlement agreement with Bass Pro in June 2019

•	Diluted (loss) earnings per share of ($0.12) vs. $0.07
•	Free cash flow of $0.3 million vs. $2.3 million (1)
•	Adjusted EBITDA of $33.1 million vs. $25.4 million (2)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.  Free cash flow is defined as cash provided by operating activities less capital expenditures for property and equipment.

(2)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s net income to adjusted EBITDA.

Balance Sheet as of June 30, 2019 Compared to December 31, 2018

•	Total consolidated assets of $1.8 billion vs. $1.7 billion
•	Total shareholders' equity of $539.4 million vs. $549.6 million
•	Fully diluted book value per share of $5.51 vs. $5.70 (1)
(1)	Fully diluted book value per share is stockholders’ equity divided by the number of Class A and Class B common shares outstanding plus unvested restricted stock awards as of period end

“BBX Capital’s results reflect a $39.1 million charge relating to the Bluegreen Vacations and Bass Pro settlement during the second quarter of 2019.  We are pleased that Bluegreen and Bass Pro were able to resolve their differences,  amend and expand their existing marketing agreement, and resume building on their very successful 19-year partnership.  Moreover, we look forward to Bluegreen’s planned expansion of its retail marketing operations throughout additional Bass Pro and Cabela’s retail store locations which see an approximate 200 million visitors annually,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital Corporation.  “While the second quarter of 2019 was a challenging period for Bluegreen Vacations our other three segments performed well.   Details are summarized below.

“As we have stated each quarter, since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective continues to be long term growth as measured by increases in book value and intrinsic value over time.  Our goal remains to streamline our business verticals so that our business model can be more easily analyzed and followed by the markets.  To this end, we are continuing to review and evaluate the performance of our investments and consider transactions involving the sale or a spin-off of assets, investments or subsidiaries,” Levan concluded.

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For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.

Non-GAAP Financial Measures: The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

***

The following selected information relates to the operating activities of Bluegreen Vacations,  BBX Capital Real Estate,  Renin, and IT’SUGAR.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Second Quarter 2019 Compared to Second Quarter 2018:

•	Sales of Vacation Ownership Interests (“VOIs”) of $68.3 million vs. $68.6 million
•	System-wide sales of VOIs of $163.6 million vs. $172.0 million (1)
•	Other fee-based services revenue of $30.7 million vs. $30.4 million
•	(Loss) income before income taxes of ($10.0 million) vs. $39.4 million
•	Adjusted EBITDA of $28.7 million vs. $41.9 million (2)
•	Free cash flow was negative by $6.3 million vs. free cash flow of $0.1 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations, and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is currently or will be available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Second Quarter 2019 Compared to Second Quarter 2018:

•	Revenues of $10.8 million vs. $5.0 million
•	Net gains on sales of real estate assets of $9.7 million vs. $0.7 million
•	Equity in net earnings (losses) of unconsolidated real estate joint ventures of $8.8 million vs. ($0.5 million)
•	Income before income taxes of $19.1 million vs. $1.6 million

BBXRE’s results for the quarter ended June 30, 2019 as compared to the same 2018 period reflect a net increase in sale activity in BBXRE’s portfolio in 2019, including its sale of RoboVault,  a self-storage facility located in Fort Lauderdale, Florida, and its sale of the remaining land parcels located at PGA Station in Palm Beach Gardens, Florida.  In addition, the Altis at Lakeline joint venture completed the sale of its multifamily apartment community located in Cedar Park, Texas, and the PGA Design Center joint venture sold its remaining commercial buildings located in Palm Beach Gardens, Florida.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Second Quarter 2019 Compared to Second Quarter 2018:

•	Trade sales of $15.3 million vs. $16.9 million
•	Gross margin of $2.5 million vs. $2.9 million
•	Gross margin percentage of 15.97% vs. 17.12%
•	Income before income taxes of $15,000 vs. $42,000
•	Adjusted EBITDA of $0.5 million vs $0.7 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended June 30, 2019 as compared to the same 2018 period reflect a decrease in trade sales and gross margin primarily due to lower sales volume from Renin’s retail channel customers resulting from a barn door promotion in 2018 that was not repeated during 2019, partially offset by a decrease in selling, general, and administrative expenses due to a reduction in headcount.

IT’SUGAR- Selected Financial Data

Selected highlights of IT’SUGAR’s financial results include:

Second Quarter 2019 Compared to Second Quarter 2018:

•	Trade sales of $21.5 million vs. $19.6 million
•	Gross margin of $9.1 million vs. $8.4 million
•	Gross margin percentage of 42.57% vs. 42.80%
•	Income (loss) before income taxes of $143,000 vs. ($104,000)
•	Adjusted EBITDA of $1.3 million vs $1.0 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of IT’SUGAR’s net income to Adjusted EBITDA.

IT'SUGAR's operating results for the quarter ended June 30, 2019 as compared to the same 2018 period reflect a net increase in trade sales and gross margin primarily due to the opening of new locations during the second half of 2018 and the first six months of 2019, including the FAO Schweetz location in New York City and the Grand Bazaar location in Las Vegas, partially offset by  a net increase in selling, general, and administrative expenses primarily due to the hiring of certain executives during the second half of 2018 and costs associated with the new locations described above.

During the fourth quarter of 2019,  IT’SUGAR anticipates opening a 21,000 square foot, three-story flagship location at American Dream Meadowlands, a three million square foot shopping and entertainment complex in New Jersey.

Other Investments

The Company also has other investments in various operating businesses, including restaurant locations in Florida and companies in the confectionery industry.  The businesses generated aggregate losses before income taxes of $4.1 million and $4.9 million during the three months ended June 30, 2019 and 2018,  respectively.  Included in the $4.1 million of aggregate losses for the three months ended June 30, 2019 was $2.1 million of property and equipment impairment losses associated with three MOD Pizza locations that are performing below expectations.  Although the Company expects to continue to incur losses from these businesses during 2019, the operating results for these businesses for the quarter ended June 30, 2019 as compared to the 2018 period reflect the Company’s earlier efforts during 2018 to reduce the size of certain of its businesses in the confectionery industry, including the closure of manufacturing facilities and a  reduction in personnel and infrastructure.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, Renin Holdings, and IT’SUGAR.   For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations.  The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 217,000 owners, 69 Club and Club Associate Resorts and access to more than 11,300 other hotels and resorts through partnerships and exchange networks as of June 30, 2019.  Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties.  Bluegreen is approximately 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company.  For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Shannon O’Malley Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

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This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.  Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the resort development and vacation ownership industries in which Bluegreen operates, the development, operation, management and investment in residential and commercial real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which IT’SUGAR operates,  as well as the pizza franchise and fast-casual restaurant industry in which the Company is a franchisee of  MOD Pizza restaurants.   Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the risk that BBX Capital’s efforts to streamline its businesses and reduce losses may not be successful or achieve the anticipated or desired benefits; the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; the risk that BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations and that its subsidiaries may not be in a position to pay dividends at current levels, if at all, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries.  The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business including risks relating to its ability to increase VOI sales and profitability and risks inherent in the vacation ownership industry,  risks relating to its operations, its relationships with its strategic partners and its ability to successfully grow new marketing partnerships and alliances, risks that Bluegreen’s marketing alliances will not contribute to growth or be profitable, risks that the expansion of the Bass Pro/Cabela’s marketing channels will not be successful or occur as anticipated; as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC.  In addition, with respect to BBX Capital Real Estate, Renin, IT’SUGAR, and its other investments in operating businesses,  the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss; risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and that the stores once opened may not be profitable or otherwise perform as expected.  Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

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The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June  30, 2019 (in thousands):

Revenues:	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Sales of VOIs	$68,302	-	-	-	-	-	68,302
Fee-based sales commissions	55,343	-	-	-	-	-	55,343
Other fee-based services	30,703	-	-	-	-	-	30,703
Cost reimbursements	17,358	-	-	-	-	-	17,358
Trade sales	-	-	15,339	21,454	8,274	(6)	45,061
Sales of real estate inventory	-	424	-	-	-	-	424
Interest income	21,875	263	-	-	46	(666)	21,518
Net gains on sales of real estate assets	-	9,664	-	-	-	-	9,664
Other revenue	1,993	449	152	16	497	(147)	2,960
Total revenues	195,574	10,800	15,491	21,470	8,817	(819)	251,333
Costs and expenses:
Cost of VOIs sold	10,572	-	-	-	-	-	10,572
Cost of other fee-based services	19,924	-	-	-	-	-	19,924
Cost reimbursements	17,358	-	-	-	-	-	17,358
Cost of trade sales	-	-	12,889	12,320	5,625	(6)	30,828
Cost of real estate inventory sold	-	-	-	-	-	-	-
Interest expense	10,061	-	116	35	21	1,428	11,661
Recoveries from loan losses, net	-	(1,424)	-	-	-	-	(1,424)
Impairment losses	-	-	-	-	2,138	-	2,138
Selling, general and administrative expenses	147,668	1,879	2,442	8,972	5,120	11,887	177,968
Total costs and expenses	205,583	455	15,447	21,327	12,904	13,309	269,025
Equity in net earnings of unconsolidated real estate joint ventures	-	8,759	-	-	-	-	8,759
Foreign exchange loss	-	-	(29)	-	-	-	(29)
(Loss) income before income taxes	(10,009)	19,104	15	143	(4,087)	(14,128)	(8,962)

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June  30, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$68,573	-	-	-	-	-	68,573
Fee-based sales commissions	60,086	-	-	-	-	-	60,086
Other fee-based services	30,391	-	-	-	-	-	30,391
Cost reimbursements	14,059	-	-	-	-	-	14,059
Trade sales	-	-	16,890	19,623	7,400	(5)	43,908
Sales of real estate inventory	-	3,250	-	-	-	-	3,250
Interest income	21,118	301	-	-	64	(819)	20,664
Net gains on sales of real estate assets	-	733	-	-	-	-	733
Other revenue	710	710	-	17	311	(186)	1,562
Total revenues	194,937	4,994	16,890	19,640	7,775	(1,010)	243,226
Costs and expenses:
Cost of VOIs sold	6,789	-	-	-	-	-	6,789
Cost of other fee-based services	16,634	-	-	-	-	-	16,634
Cost reimbursements	14,059	-	-	-	-	-	14,059
Cost of trade sales	-	-	13,998	11,224	5,954	(5)	31,171
Cost of real estate inventory sold	-	2,381	-	-	-	-	2,381
Interest expense	8,495	-	174	-	99	1,635	10,403
Recoveries from loan losses, net	-	(1,999)	-	-	-	-	(1,999)
Impairment losses	-	122	-	-	-	-	122
Selling, general and administrative expenses	109,580	2,377	2,639	8,520	6,593	12,338	142,047
Total costs and expenses	155,557	2,881	16,811	19,744	12,646	13,968	221,607
Equity in net losses of unconsolidated real estate joint ventures	-	(488)	-	-	-	-	(488)
Foreign exchange loss	-	-	(37)	-	-	-	(37)
Income (loss) before income taxes	$39,380	1,625	42	(104)	(4,871)	(14,978)	21,094

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June  30, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$120,033	-	-	-	-	-	120,033
Fee-based sales commissions	100,555	-	-	-	-	-	100,555
Other fee-based services	60,271	-	-	-	-	-	60,271
Cost reimbursements	37,594	-	-	-	-	-	37,594
Trade sales	-	-	34,682	38,669	17,709	(15)	91,045
Sales of real estate inventory	-	4,660	-	-	-	-	4,660
Interest income	43,883	465	-	-	85	(1,500)	42,933
Net gains on sales of real estate assets	-	10,996	-	-	-	-	10,996
Other revenue	2,082	1,295	152	226	967	(419)	4,303
Total revenues	364,418	17,416	34,834	38,895	18,761	(1,934)	472,390
Costs and expenses:
Cost of VOIs sold	14,420	-	-	-	-	-	14,420
Cost of other fee-based services	42,792	-	-	-	-	-	42,792
Cost reimbursements	37,594	-	-	-	-	-	37,594
Cost of trade sales	-	-	28,006	23,540	11,587	(15)	63,118
Cost of real estate inventory sold	-	2,643	-	-	-	-	2,643
Interest expense	19,567	-	256	57	43	2,886	22,809
Recoveries from loan losses, net	-	(2,385)	-	-	-	-	(2,385)
Impairment losses	-	-	-	-	2,756	-	2,756
Selling, general and administrative expenses	237,882	4,373	5,477	17,078	11,161	23,990	299,961
Total costs and expenses	352,255	4,631	33,739	40,675	25,547	26,861	483,708
Equity in net earnings of unconsolidated real estate joint ventures	-	8,742	-	-	-	-	8,742
Foreign exchange loss	-	-	(24)	-	-	-	(24)
Income (loss) before income taxes	$12,163	21,527	1,071	(1,780)	(6,786)	(28,795)	(2,600)

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June  30, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$124,714	-	-	-	-	-	124,714
Fee-based sales commissions	105,940	-	-	-	-	-	105,940
Other fee-based services	58,415	-	-	-	-	-	58,415
Cost reimbursements	30,260	-	-	-	-	-	30,260
Trade sales	-	-	31,875	36,304	14,139	(7)	82,311
Sales of real estate inventory	-	9,659	-	-	-	-	9,659
Interest income	42,240	1,834	-	1	95	(1,589)	42,581
Net gains on sales of real estate assets	-	4,802	-	-	-	-	4,802
Other revenue	891	1,449	-	35	615	(379)	2,611
Total revenues	362,460	17,744	31,875	36,340	14,849	(1,975)	461,293
Costs and expenses:
Cost of VOIs sold	8,601	-	-	-	-	-	8,601
Cost of other fee-based services	34,045	-	-	-	-	-	34,045
Cost reimbursements	30,260	-	-	-	-	-	30,260
Cost of trade sales	-	-	26,148	21,784	11,166	(7)	59,091
Cost of real estate inventory sold	-	6,628	-	-	-	-	6,628
Interest expense	16,262	-	340	-	188	2,812	19,602
Recoveries from loan losses, net	-	(6,814)	-	-	-	-	(6,814)
Impairment losses	-	169	-	-	187	-	356
Selling, general and administrative expenses	203,129	4,868	5,390	16,597	11,670	25,281	266,935
Total costs and expenses	292,297	4,851	31,878	38,381	23,211	28,086	418,704
Equity in net earnings of unconsolidated real estate joint ventures	-	792	-	-	-	-	792
Foreign exchange gain	-	-	15	-	-	-	15
Income (loss) before income taxes	$70,163	13,685	12	(2,041)	(8,362)	(30,061)	43,396

The following supplemental table represents Bluegreen’s System-wide sales of VOIs  (1) for the three and six months ended June 30, 2019 and 2018 as well as a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Sales of VOIs	$68,302	68,573	120,033	124,714
Provision for loan losses	11,919	13,454	23,072	21,473
Gross Sales of VOI's	80,221	82,027	143,105	146,187
Plus: Fee-based sales	83,352	89,934	150,146	158,618
System-wide sales of VOIs, net	$163,573	171,961	293,251	304,805

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow  (1) for the three and six months ended June 30, 2019 and 2018 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flow from operating activities	$8,860	14,311	2,294	12,629
Capital expenditures for property and equipment	(8,551)	(11,998)	(18,244)	(20,073)
Free cash flow	$309	2,313	(15,950)	(7,444)

The following supplemental table represents Bluegreen’s free cash flow (1) for the three and six months ended June 30, 2019 and 2018 as well as a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flow from operating activities	$670	9,752	11,612	23,215
Capital expenditures for property and equipment	(7,009)	(9,643)	(14,516)	(15,105)
Free cash flow	$(6,339)	109	(2,904)	8,110

(1)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and six months ended June  30, 2019 and 2018, as well as a reconciliation of Bluegreen’s net (loss) income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net (loss) income	$(6,052)	30,027	10,817	53,609
(Benefit) provision for income taxes	(3,957)	9,353	1,346	16,554
(Loss) income before income taxes	(10,009)	39,380	12,163	70,163
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,792)	(1,381)	(3,638)	(2,816)
Interest expense	4,991	3,873	9,235	6,930
Franchise taxes	25	43	60	124
Depreciation and amortization	3,504	2,989	6,870	5,917
Bluegreen EBITDA	(3,281)	44,904	24,690	80,318
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(5,193)	(3,292)	(6,974)	(5,884)
(Gain) loss on assets held-for-sale	(1,989)	11	(1,980)	(9)
Bass Pro settlement	39,121	-	39,121	-
Corporate realignment costs	-	275	-	751
Adjusted EBITDA	$28,658	41,898	54,857	75,176

(1)  Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.    Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement in June 2019 were excluded in the computation of Adjusted EBITDA.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and six months ended June  30, 2019 and 2018, as well as a reconciliation of Renin’s net (loss) income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net (loss) income from Renin	$(3)	42	$631	12
Provision from income taxes	18	-	440	-
Income before income taxes	15	42	1,071	12
Add:
Interest expense	116	174	256	340
Depreciation and amortization	326	495	731	993
EBITDA	457	711	2,058	1,345
Foreign exchange loss (gain)	29	37	24	(15)
Adjusted EBITDA	$486	748	$2,082	1,330

(1)  Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.

The following supplemental table presents IT’SUGAR’s EBITDA and Adjusted EBITDA, (1) defined below, for the three and six months ended June  30, 2019 and 2018, as well as a reconciliation of IT’SUGAR’s net income (loss) to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss) from IT'SUGAR	$143	(104)	$(1,780)	(2,041)
Provision from income taxes	-	-	-	-
Income (loss) before income taxes	143	(104)	(1,780)	(2,041)
Add/(less):
Interest income	-	-	-	(1)
Interest expense	35	-	57	-
Depreciation and amortization	1,072	1,080	2,132	2,174
EBITDA and Adjusted EBITDA	$1,250	976	409	132

(1)  IT’SUGAR’s EBITDA is defined as earnings or net income, before taking into account interest income, interest expense and depreciation and amortization.

The Company considers IT’SUGAR’s EBITDA and Adjusted EBITDA to be an indicator of IT’SUGAR’s operating performance, and they are used to measure IT’SUGAR’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers IT’SUGAR’s Adjusted EBITDA to be a useful supplemental measure of IT’SUGAR’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of IT’SUGAR’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of IT’SUGAR’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing IT’SUGAR’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA, (1) defined below, for the three and six months ended June  30, 2019 and 2018, as well as a reconciliation of BBX Capital’s net (loss) income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net (loss) income	$(7,624)	12,439	(2,986)	28,141
(Benefit) provision for income taxes	(1,338)	8,655	386	15,255
(Loss) income before income taxes	(8,962)	21,094	(2,600)	43,396
Add/(less):
Interest income (other than interest earned on VOI notes receivable)	(1,435)	(927)	(2,688)	(3,157)
Interest expense	11,661	10,403	22,809	19,602
Interest expense on receivable-backed debt	(5,069)	(4,622)	(10,332)	(9,332)
Franchise taxes	25	43	60	124
Depreciation and amortization	5,596	5,218	11,218	10,356
EBITDA	1,816	31,209	18,467	60,989
EBITDA attributable to non-controlling interests	(8,043)	(7,543)	(12,237)	(13,345)
(Gain) loss on assets held-for-sale	(1,989)	11	(1,980)	(9)
Foreign exchange loss (gain)	29	37	24	(15)
Bass Pro settlement	39,121	-	39,121	-
Impairment of property and equipment and intangible assets	2,138	-	2,756	-
Corporate realignment cost	-	1,719	-	2,818
Adjusted EBITDA	$33,072	25,433	46,151	50,438

(1)  BBX Capital’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

BBX Capital’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen and Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the BBX Capital believes are not representative of ongoing operating results including restructuring charges and goodwill impairment losses. Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement in June 2019, as well as impairments of property and equipment and intangible assets related to certain of the Company’s MOD Pizza restaurant locations, were excluded in the computation of Adjusted EBITDA.

BBX Capital considers EBITDA and Adjusted EBITDA to be an indicator of BBX Capital’s operating performance, and they are used to measure BBX Capital’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

BBX Capital considers Adjusted EBITDA to be a useful supplemental measure of its operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of BBX Capital’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. BBX Capital’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing BBX Capital’s financial performance.